                                                    Exhibit (8)


                STOEL RIVES BOLEY JONES & GREY
                       ATTORNEYS AT LAW
                   Port of Portland Building
                   700 NE Multnomah, Su. 950
                 Portland, Oregon  97232-4109


                        August 31, 1994





PacifiCorp
700 NE Multnomah, Suite 1600
Portland, OR  97232

PacifiCorp Delaware, L.P.
c/o PacifiCorp
700 NE Multnomah, Suite 1600
Portland, OR  97232

Ladies and Gentlemen:

          We are acting as your counsel in connection with the proposed issuance and sale by PacifiCorp of up to $150,000,000 in aggregate principal amount of Junior Subordinated Debentures (the "Debentures") and the proposed issuance and sale by PacifiCorp Delaware, L.P., of up to $150,000,000 of its preferred securities, representing preferred limited partner interests (the "Preferred Securities") in one or more series, all as contemplated by the Registration Statement on Form S-3 about to be filed with the Securities and Exchange Commission to register the Debentures and Preferred Securities under the Securities Act of 1933 (the "Act").

          In connection therewith, we hereby confirm our opinions as set forth under the heading "United States
Taxation" in the preliminary Prospectus Supplements for the Preferred Securities and the Junior Subordinated Debentures that constitute a part of the Registration Statement
(collectively, the "Preliminary Prospectus Supplements").

          We hereby authorize and consent to use of this opinion as Exhibit (8) of the Registration Statement and authorize and consent to references to our firm in the Registration Statement and in the preliminary Prospectus and

Preliminary Prospectus Supplements constituting a part thereof.
In giving such consent, we do not admit that we are within the category of persons whose consent is required pursuant to
Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission.

                              Very truly yours,



                         STOEL RIVES BOLEY JONES & GREY